EXHIBIT 21.1

SUBSIDIARIES OF THE COMPANY

Name	Jurisdiction of Organization
IBG LLC	Connecticut, U.S.A.

The following is a list of subsidiaries of IBG LLC:

Name	Jurisdiction of Organization
Timber Hill LLC(1)	Connecticut, U.S.A.
Interactive Brokers LLC(2)	Connecticut, U.S.A.
Timber Hill Canada Company	Nova Scotia, Canada
IB Exchange Corp.	Delaware, U.S.A.
Interactive Brokers (India) Private Limited(3)	India
IBKR Europe S.a.r.l.(3)	Luxembourg
Interactive Brokers Software Services (India) Private Limited	India
IB Global Investments LLC(3)	Delaware, U.S.A.
(1)	IBG LLC owns 99.99% and Mr. Thomas Peterffy owns 0.01%.
(2)	IBG LLC owns 99.9% and Mr. Thomas Peterffy owns 0.1%.
(3)	IBG LLC Owns 99.99% and IB Exchange Corp. owns 0.01%

The following is a list of subsidiaries of IB Exchange Corp:

Name	Jurisdiction of Organization
Interactive Brokers Canada Inc.	Canada
Interactive Brokers (U.K.) Limited	United Kingdom
Interactive Brokers Hong Kong Limited	Hong Kong
Interactive Brokers Australia Pty Limited	Australia
Interactive Brokers Securities Japan, Inc.	Japan
IB Business Services (Shanghai) Company Limited	China
IBKR Financial Services AG (formerly Timber Hill (Europe) AG)	Switzerland
Interactive Brokers Hungary Informatikai KFT	Hungary
Interactive Brokers Software Services Estonia OU	Estonia
Interactive Brokers Software Services Rus	Russia
Interactive Brokers Corp.	Delaware, U.S.A.
Covestor, Inc.	Massachusetts, U.S.A.
Greenwich Advisor Compliance Services Corp.	Delaware, U.S.A.

The following is a list of subsidiaries of IBKR Financial Services AG:

Name	Jurisdiction of Organization
THLI AG (formerly Timber Hill (Liechtenstein) AG)	Liechtenstein

The following is a list of subsidiaries of Interactive Brokers (U.K.) Limited:

Name	Jurisdiction of Organization
Interactive Brokers (U.K.) Nominee Limited	United Kingdom

The following is a list of subsidiaries of Interactive Brokers Australia Pty Limited:

Name	Jurisdiction of Organization
Interactive Brokers Australia Nominees Pty Limited	Australia

The following is a list of subsidiaries of Covestor, Inc.:

Name	Jurisdiction of Organization
Covestor Limited	United Kingdom